UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-56268	37-1780261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Peachtree St. NE, Suite 200, Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

404-994-7819

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2026, Forge Atlanta Asset Management, LLC (“FAAM”), an affiliated project entity associated with Webstar Technology Group, Inc. (the “Company”), entered into an Exchange Licensing Agreement (the “Agreement”) with Torch, LLC (“Torch”). The Agreement establishes the framework under which Torch will provide blockchain-enabled exchange infrastructure and compliance technology services in connection with the potential tokenization of certain economic interests associated with the Forge Atlanta development project.

Under the terms of the Agreement, Torch will provide digital asset exchange infrastructure, smart contract deployment utilizing the ERC-3643 token standard, compliance monitoring tools, investor accreditation and verification services, and related transaction processing capabilities. FAAM and any affiliated special purpose vehicle entities (collectively, the “Issuer Entities”) will retain responsibility for the preparation of offering materials, regulatory filings, disclosure obligations, and compliance with applicable federal and state securities laws, including the pursuit of registration or applicable exemptions under the Securities Act of 1933, as amended.

The Agreement contemplates the potential issuance of blockchain-enabled digital securities representing fractionalized economic participation interests associated with the Forge Atlanta project. The Agreement prohibits marketing or communications that guarantee returns, liquidity, or regulatory approval and establishes compliance enforcement and investor eligibility verification requirements.

Corporate Participation Model Context

The Company operates under a Corporate Participation Model through which it seeks to create long-term shareholder value by participating in real asset development opportunities through affiliated entities, joint ventures, and project-specific participation structures. Under this model, the Company focuses on strategic oversight, capital structuring, regulatory governance, and technology integration, while licensed third-party development partners and specialized service providers execute construction, development, and infrastructure operations.

The Company does not directly operate digital asset exchanges or issue digital securities through the parent corporate entity but may support affiliated project entities that engage in such activities in compliance with applicable securities regulations. The Agreement with Torch is consistent with this participation structure and reflects the Company’s strategy of utilizing technology infrastructure providers to support affiliated development projects.

OTC Markets Disclosure Considerations

The Company is committed to maintaining transparent and accurate disclosure for investors and stakeholders in accordance with OTC Markets disclosure guidelines. The Company cautions investors that the Exchange Licensing Agreement represents an infrastructure and technology services arrangement and does not constitute an offering of securities by the Company. Any potential digital securities offerings contemplated under the Agreement would be conducted by affiliated Issuer Entities and would be subject to applicable registration requirements or valid exemptions from registration.

The Company does not guarantee the timing, approval, or completion of any potential tokenization initiatives, development milestones, capital formation activities, or secondary trading functionality that may be associated with the Forge Atlanta project.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding potential tokenization initiatives, development timelines, capital formation strategies, technology integration, and anticipated business opportunities. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including regulatory developments, capital market conditions, project execution risks, technological implementation risks, and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Exchange Licensing Agreement, dated February 3, 2026, by and between Forge Atlanta Asset Management, LLC and Torch, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webstar Technology Group, Inc.

Dated: February 9, 2025	By:	/s/ Ricardo Haynes
	Name:	Ricardo Haynes
	Title:	Chief Executive Officer